UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The SCANA Corporation Stock Purchase-Savings Plan (the “Plan”) is transitioning to a new recordkeeping system.  The transition will require a blackout period during which eligible employees will be unable to enroll in the Plan and participants in the Plan will be temporarily unable to change their contribution rates, direct or diversify investments in their individual accounts (including accounts that hold SCANA Corporation common stock), or obtain loans or distributions from the Plan.  The blackout period will also apply to the SCANA Corporation Executive Deferred Compensation Plan to the extent that the same or similar rights normally are available under that plan.

On February 5, 2008, SCANA Corporation (“SCANA”) received notice of the blackout period from the Plan administrator.  On February 11, 2008, SCANA sent a notice of the blackout period (the “Notice”) to its directors and executive officers informing them that a blackout period is expected to be in effect beginning at 2 p.m. Eastern Time on March 13, 2008 and ending at 8 a.m. Eastern Time on March 19, 2008.  The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, and a copy of the Notice is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits.

          99.1           February 11, 2008 notice of blackout period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              SCANA Corporation
                            (Registrant)

February 11, 2008                                            By:       /s/James E. Swan, IV
                                                                                   James E. Swan, IV
                                   Controller